EXCLUSIVE OUTPUT AGREEMENT

      Exclusive Output Agreement dated as of September 30, 1997 (herein sometimes referred to as the "Agreement") by and between Ronnybrook Farms, a New York partnership (the "Farm") and Ronnybrook Farm Dairy, Inc., a New York corporation (the "Dairy").

      WHEREAS, the Dairy has been purchasing, on an exclusive basis, raw milk produced by the Farm since the Dairy commenced operations in 1991; and

      WHEREAS, the Dairy and the Farm wish to continue this relationship and set forth the specific terms thereof.

      NOW, THEREFORE, the parties hereto agree as follows:

      (1) The Farm hereby agrees to sell all of the raw milk it produces to the Dairy.

      (2) The Dairy hereby agrees to purchase from the Farm all of the raw milk the Dairy requires for the manufacture of dairy products, subject to the provisions of this Agreement.

      (3) The Farm hereby agrees that it will continue to produce raw milk at its current rate of production until such time as the Dairy notifies the Farm of any change in its requirements for raw milk. The Dairy shall give the Farm at least 30 days' notice of any material change (increase or decrease) in its raw milk requirements and the Farm shall use its reasonable best efforts to adjust its production levels to accommodate the Farm's raw milk requirements.

      (4) The Dairy hereby agrees to pay the Farm $16 per hundredweight for raw milk in 1997 and 1998, $18 per hundredweight in 1999 and $20 per hundredweight for the remainder of the term of this Agreement. The parties further agree that the price paid for raw milk by the Dairy commencing January, 1998, shall be adjusted monthly by the amount of any increase or decrease in the $14.50 per hundredweight monthly blend price for milk established in Federal Order No. 1 for milk sold in January, 1998; provided, however, that the price per hundredweight paid by the Dairy for raw milk shall not be less than the greater of (a) the applicable price set forth in the previous sentence, and (b) the fair market value of raw milk based on the average price paid by the three largest milk cooperatives to dairy farms in the northeast as determined by the Company's auditors.

      (5) The Dairy shall have the right to approve the farming, herding and milking techniques employed by the Farm and shall have the right to supervise the operations of the Farm and otherwise exercise the degree of control over the Farm's operations as are reasonably required to insure the quality of the raw milk supplied hereunder by the Farm. The Farm shall use its reasonable best efforts to make any changes in such techniques the Dairy may request in order to insure the quality of the raw milk.

      (6) The Farm hereby covenants that the raw milk it sells to the Dairy pursuant to this Agreement will meet the standards for raw milk established by the New York State Department of Agriculture and Markets.

      (7) The Dairy may, in its sole discretion, refuse to purchase any raw milk which it believes does not meet its standards of taste and quality.

      (8) The Farm hereby represents that it owns approximately 30 acres of land located on Prospect Hill Road, Ancramdale, New York and the milking farm, dairy production plant and other structures located thereon (collectively the "Assets"). Such Assets are used to produce all of the milk produced by the Farm.

      (9) The Farm hereby grants to the Dairy a right of first refusal to purchase the Assets. Therefore, if the Farm intends to sell or assign any of the Assets or any partnership interest in the Farm (except for the assignment of a partnership interest to a member or members of the Osofsky family) to a bona fide third-party purchaser, the Farm shall first notify the Dairy and afford the Dairy a reasonable opportunity to first acquire such Assets or partnership interest at the same price and on the same terms as offered by the proposed third-party purchaser.

      10) The term of this Agreement shall be ten years and such term shall be renewable, at the Dairy's election, for two additional 10-year terms.

      11) This Agreement and the rights and obligations hereunder are binding upon and shall inure to the benefit of the parties hereto and their successors and assigns; provided, however, that neither this Agreement nor any rights of the Farm hereunder are assignable by the Farm without the prior written consent of the Dairy.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                           RONNYBROOK FARM DAIRY, INC.


                                           By: /s/ R. Sidney Osofsky
                                              ----------------------------------
                                              R. Sidney Osofsky, Vice President

                                           RONNYBROOK FARMS


                                           By: /s/ Ronald N. Osofsky
                                              ----------------------------------
                                              Ronald N. Osofsky, General Partner


                                       3